Exhibit 99.1

Press Release

Gulfport Energy Corporation Reports First Quarter 2017 Results

OKLAHOMA CITY (May 8, 2017) Gulfport Energy Corporation (NASDAQ: GPOR) (“Gulfport” or the “Company”) today reported financial and operational results for the quarter ended March 31, 2017 and provided an update on its 2017 activities. Key information for the first quarter of 2017 includes the following:

•	Net production averaged 849.6 MMcfe per day, an 8% increase over the fourth quarter of 2016 and a 23% increase versus the first quarter of 2016.

•	Realized natural gas price, before the impact of derivatives and including transportation costs, averaged $2.68 per Mcf, a $0.63 per Mcf differential to the average trade month NYMEX settled price.

•	Realized oil price, before the impact of derivatives and including transportation costs, averaged $47.52 per barrel, a $4.34 per barrel differential to the average WTI oil price.

•	Realized natural gas liquids price, before the impact of derivatives and including transportation costs, averaged $26.46 per barrel, or $0.63 per gallon.

•	Net income of $154.5 million, or $0.91 per diluted share.

•	Adjusted net income (as defined and reconciled below) of $53.9 million, or $0.32 per diluted share.

•	Adjusted EBITDA (as defined and reconciled below) of $143.6 million.

•	Reduced unit lease operating expense for the first quarter of 2017 by 9% to $0.25 per Mcfe from $0.28 per Mcfe for the fourth quarter of 2016.

•	Closed acquisition of core SCOOP assets from Vitruvian II Woodford, LLC (“Vitruvian”) on February 17, 2017.

•	Increasing expected realized oil price and now estimate that the Company’s 2017 realized oil price will be in the range of $3.75 to $4.75 per barrel below WTI.

•	Increasing expected realized natural gas liquids price and now estimate that the Company’s 2017 realized natural gas liquids price will be approximately 45% of WTI.

•	Recent two-well wet gas pad in southern Grady County, OK turned-to-sales with the Vinson 2-22X27H averaging a 24-hour initial production rate of 14.6 MMcf per day and 57 barrels of oil per day and the Vinson 3R-22X27H averaging a 24-hour initial production rate of 16.9 MMcf per day and 48 barrels of oil per day.

•	Expect to spud both a Springer and Sycamore location in the SCOOP during the summer of 2017.

Chief Executive Officer and President, Michael G. Moore commented, “The first quarter was an eventful quarter for Gulfport, experiencing yet another solid quarter operationally, driven by our assets in the Utica Shale and closing of the acquisition of the SCOOP assets from Vitruvian, which provides Gulfport sizeable core positions in two of North America’s lowest cost natural gas basins. Subsequent to the quarter, we completed and turned-to-sales two gross SCOOP wells located in the wet gas window in Southern Grady County, marking Gulfport’s first completions in the play. We have witnessed several key indicators during the flowback of the wells that indicate these wells to be top performers relative to their offsets, outperforming the average of direct offset producers by approximately 30% and outperforming our current SCOOP wet gas type curve by as much as 35%. Bear in mind, we are still early in the flowback process and would expect these wells to continue to clean up and potentially improve further beyond the rates provided today. We are extremely pleased with the results from these new wells and would expect both of the wells to rank among the top wells completed in the play to date.”

Financial Results

For the first quarter of 2017, Gulfport reported net income of $154.5 million, or $0.91 per diluted share, on revenues of $333.0 million. For the first quarter of 2017, EBITDA (as defined and reconciled below) was $244.2 million and cash flow from operating activities before changes in operating assets and liabilities (as defined and reconciled below) was $121.7 million. Gulfport’s GAAP net income for the first quarter of 2017 includes the following items:

•	Aggregate non-cash derivative gain of $106.8 million.

•	Aggregate expense of $1.3 million in connection with the acquisition of oil and natural gas assets from Vitruvian.

•	Aggregate loss of $4.9 million in connection with Gulfport’s equity interests in certain equity investments.

Excluding the effect of these items, Gulfport’s financial results for the first quarter of 2017 would have been as follows:

•	Adjusted oil and gas revenues of $226.2 million.

•	Adjusted net income of $53.9 million, or $0.32 per diluted share.

•	Adjusted EBITDA of $143.6 million.

Production and Realized Prices

Gulfport’s net daily production for the first quarter of 2017 averaged approximately 849.6 MMcfe per day. For the first quarter of 2017, Gulfport’s net daily production mix was comprised of approximately 87% natural gas, 9% natural gas liquids (“NGL”) and 4% oil.

Gulfport’s realized prices for the first quarter of 2017 were $2.57 per Mcf of natural gas, $47.68 per barrel of oil and $0.63 per gallon of NGL, resulting in a total equivalent price of $2.96 per

Mcfe. Gulfport’s realized prices for the first quarter of 2017 include an aggregate cash-settled derivative loss of $7.2 million. Before the impact of derivatives, realized prices for the first quarter of 2017, including transportation costs, were $2.68 per Mcf of natural gas, $47.52 per barrel of oil and $0.63 per gallon of NGL, for a total equivalent price of $3.05 per Mcfe.

GULFPORT ENERGY CORPORATION

PRODUCTION SCHEDULE

(Unaudited)

	Three months ended March 31,
Production Volumes:	2017	2016
Natural gas (MMcf)	66,284	53,307
Oil (MBbls)	514	602
NGL (MGal)	49,667	42,527
Gas equivalent (MMcfe)	76,461	62,993
Gas equivalent (Mcfe per day)	849,569	692,230

Average Realized Prices:
(before the impact of derivatives):

Natural gas (per Mcf)	$2.68	$1.39
Oil (per Bbl)	$47.52	$26.32
NGL (per Gal)	$0.63	$0.22
Gas equivalent (per Mcfe)	$3.05	$1.58

Average Realized Prices:
(including cash-settlement of derivatives and excluding non-cash derivative gain or loss):

Natural gas (per Mcf)	$2.57	$2.49
Oil (per Bbl)	$47.68	$36.86
NGL (per Gal)	$0.63	$0.23
Gas equivalent (per Mcfe)	$2.96	$2.61

The table below summarizes Gulfport’s first quarter of 2017 production by asset area:

GULFPORT ENERGY CORPORATION

PRODUCTION BY AREA

(Unaudited)

Three months ended March 31,
2017
Utica Shale
Natural gas (MMcf)	61,152
Oil (MBbls)	132
NGL (MGal)	39,311
Gas equivalent (MMcfe)	67,559

SCOOP(1)
Natural gas (MMcf)	5,115
Oil (MBbls)	135
NGL (MGal)	10,322
Gas equivalent (MMcfe)	7,398

Southern Louisiana
Natural gas (MMcf)	8
Oil (MBbls)	235
NGL (MGal)	—
Gas equivalent (MMcfe)	1,416

Other
Natural gas (MMcf)	9
Oil (MBbls)	12
NGL (MGal)	35
Gas equivalent (MMcfe)	88

(1)	SCOOP production included from closing date of February 17, 2017.

2017 Financial Position and Liquidity

For the three-month period ended March 31, 2017, Gulfport’s drilling and completion capital expenditures totaled $238.1 million, midstream capital expenditures totaled $10.0 million and leasehold capital expenditures totaled $12.1 million. Mr. Moore commented, “Gulfport began to increase completions during the second half of the first quarter, as planned in our budget provided in February, completing 637 stages during the quarter and setting up for an active turn-in-line schedule for the second quarter of 2017.”

Gulfport recently completed its spring redetermination under its revolving credit facility which resulted in its borrowing base increasing from $700 million to $1 billion, effective May 4, 2017. In connection with this process, Gulfport is pleased to announce that JP Morgan, Commonwealth Bank of Australia, ABN Amro, Fifth Third and CIBC have joined as part of the Company’s expanded lender group.

As of March 31, 2017, Gulfport had cash on hand of approximately $102.5 million. As of March 31, 2017, $40.0 million was outstanding under Gulfport’s revolving credit facility and

$421.3 million was available for borrowing after giving effect to outstanding letters of credit totaling $238.7 million. Pro forma for the recent increase in the Company’s borrowing base from $700 million to $1 billion, Gulfport would have had $721.3 million of available borrowing capacity after giving effect to outstanding letters of credit.

Operational Update

The table below summarizes Gulfport’s first quarter of 2017 activity and the number of net wells expected to be drilled and turned-to-sales for the remainder of 2017:

GULFPORT ENERGY CORPORATION

ACTIVITY SUMMARY

(Unaudited)

	Three months ended
	March 31,	Remaining Wells	Guidance (1)
	2017	2017	2017
Net Wells Drilled
Utica - Operated	23.5	47.0	70.5
Utica - Non-Operated	2.0	8.5	10.5

Total	25.5	55.5	81.0

SCOOP - Operated	4.2	12.8	17.0
SCOOP - Non-Operated	0.5	1.0	1.5

Total	4.7	13.8	18.5

Net Wells Turned-to-Sales
Utica - Operated	4.7	59.3	64.0
Utica - Non-Operated	0.6	8.9	9.5

Total	5.3	68.2	73.5

SCOOP - Operated	—	15.0	15.0
SCOOP - Non-Operated	0.2	1.3	1.5

Total	0.2	16.3	16.5

(1)	Utilizes mid-point of publicly provided 2017 guidance

Utica Shale

In the Utica Shale, during the first quarter of 2017, Gulfport spud 26 gross (23.5 net) wells. The wells drilled during the first quarter of 2017 had an average lateral length of approximately 8,145 feet and average drilling days from spud to rig release of approximately 20.9 days. In addition,

Gulfport turned-to-sales five gross (4.7 net) operated wells with an average lateral length of approximately 9,341 feet and average of approximately 4.7 stages completed per day. For the three-month period ended March 31, 2017, Gulfport’s well costs averaged approximately $1,090 per foot of lateral in the Utica Shale.

During the first quarter of 2017, net production from Gulfport’s Utica acreage averaged approximately 750.7 MMcfe per day, a decrease of 2% over the fourth quarter of 2016 and an increase of 12% over the first quarter of 2016.

At present, Gulfport has six operated horizontal rigs drilling in the play.

SCOOP

In the SCOOP, during the first quarter of 2017, five gross (4.2 net) wells were spud on the acreage. The wells drilled during the first quarter of 2017 had an average lateral length of 7,856 and average drilling days from spud to rig release of approximately 62.4 days. During the period February 17, 2017 (the date Gulfport completed its acquisition of the acreage) through March 31, 2017, net production from the acreage averaged approximately 172.0 MMcfe per day.

Subsequent to the first quarter of 2017, Gulfport turned-to-sales two gross (1.2 net) wells located in the wet gas window in southern Grady County. The Vinson 2-22X27H has a lateral length of 8,539 feet and a 24-hour initial production rate of 14.6 MMcf per day and 57 barrels of oil per day. The Vinson 3R-22X27H has a lateral length of 8,475 feet and a 24-hour initial production rate of 16.9 MMcf per day and 48 barrels of oil per day.

In addition to approximately 46,400 net Woodford reservoir acres, Gulfport holds approximately 38,600 net Springer reservoir acres and approximately 40,000 net Sycamore reservoir acres. Gulfport plans to spud both a Springer and Sycamore location on the acreage during the summer of 2017.

At present, Gulfport has four operated horizontal rigs drilling in the play.

Southern Louisiana

At its West Cote Blanche Bay and Hackberry fields, during the first quarter of 2017, Gulfport spud three wells and performed 39 recompletions at the fields. Net production during the first quarter of 2017 totaled approximately 15.7 MMcfe per day.

2017 Capital Budget and Production Guidance

Gulfport reaffirms its 2017 capital budget and production guidance.

Gulfport increases its expected realized NGL price and realized oil price. Gulfport now expects that its 2017 realized NGL price, before the effect of hedges and including transportation expense, will be approximately 45% of WTI and its 2017 realized oil price will be in the range of $3.75 to $4.75 per barrel below WTI.

The table below summarizes the Company’s full year 2017 guidance:

GULFPORT ENERGY CORPORATION

COMPANY GUIDANCE

	Year Ending
	2017
	Low	High
Forecasted Production
Average Daily Gas Equivalent (MMcfepd)	1,045	1,100
% Gas	~88%
% Natural Gas Liquids	~8%
% Oil	~4%

Forecasted Realizations (before the effects of hedges) (1)
Natural Gas (Differential to NYMEX Settled Price) - $/Mcf	$(0.56)	$(0.62)
NGL (% of WTI)	~45%
Oil (Differential to NYMEX WTI) $/Bbl	$(3.75)	$(4.75)

Projected Operating Costs
Lease Operating Expense - $/Mcfe	$0.18	$0.23
Production Taxes - $/Mcfe	$0.08	$0.09
Midstream Gathering and Processing - $/Mcfe	$0.55	$0.62
General and Administrative - $/Mcfe	$0.15	$0.17

Depreciation, Depletion and Amortization - $/Mcfe	$0.95	$1.05

	Total
Budgeted D&C Expenditures - In Millions:
Operated	$720	$780
Non-Operated	$125	$135

Total Budgeted E&P Capital Expenditures	$845	$915

Budgeted Midstream Expenditures - In Millions:	$50	$60

Budgeted Leasehold Expenditures - In Millions:	$110	$120

Total Capital Expenditures - In Millions:	$1,005	$1,095

Net Wells Drilled
Utica - Operated	67	74
Utica - Non-Operated	10	11

Total	77	85

SCOOP - Operated	16	18
SCOOP - Non-Operated	1	2

Total	17	20

Net Wells Turned-to-Sales
Utica - Operated	61	67
Utica - Non-Operated	9	10

Total	70	77

SCOOP - Operated	14	16
SCOOP - Non-Operated	1	2

Total	15	18

Derivatives

Gulfport has hedged a portion of its expected production to lock in prices and returns that provide certainty of cash flow to execute on its capital plans. The table below sets forth the Company’s hedging positions as of May 8, 2017.

GULFPORT ENERGY CORPORATION

COMMODITY DERIVATIVES - HEDGE POSITION

(Unaudited)

	2Q2017	3Q2017	4Q2017
Natural gas:
Swap contracts (NYMEX)
Volume (BBtupd)	527	568	635
Price ($ per MMBtu)	$3.22	$3.17	$3.17

Swaption contracts (NYMEX)
Volume (BBtupd)	65	65	65
Price ($ per MMBtu)	$3.11	$3.11	$3.11

Basis Swap Contract (Tetco M2)
Volume (BBtupd)	—	—	—
Differential ($ per MMBtu)	$—	$—	—

Basis Swap Contract (NGPL MC)
Volume (BBtupd)	50	50	50
Differential ($ per MMBtu)	$(0.26)	$(0.26)	$(0.26)

Oil:
Swap contracts (LLS)
Volume (Bblpd)	2,000	1,500	1,500
Price ($ per Bbl)	$51.10	$53.12	$53.12

Swap contracts (WTI)
Volume (Bblpd)	3,330	4,500	4,500
Price ($ per Bbl)	$55.18	$54.89	$54.89

NGL:
C3 Propane Swap Contracts
Volume (Bblpd)	3,000	3,000	3,000
Price ($ per Gal)	$0.63	$0.63	$0.63

C5+ Swap Contracts
Volume (Bblpd)	250	250	250
Price ($ per Gal)	$1.17	$1.17	$1.17

	2017	2018	2019
Natural gas:
Swap contracts (NYMEX)
Volume (BBtupd)	555	609	20
Price ($ per MMBtu)	$3.18	$3.09	$3.14

Swaption contracts (NYMEX)
Volume (BBtupd)	60	80	5
Price ($ per MMBtu)	$3.12	$3.29	$3.16

Basis Swap Contract (Tetco M2)
Volume (BBtupd)	12	—	—
Differential ($ per MMBtu)	$(0.59)	—	—

Basis Swap Contract (NGPL MC)
Volume (BBtupd)	38	12	—
Differential ($ per MMBtu)	$(0.26)	$(0.26)	$—

Oil:
Swap contracts (LLS)
Volume (Bblpd)	1,748	—	—
Price ($ per Bbl)	$51.97	$—	$—

Swap contracts (WTI)
Volume (Bblpd)	3,353	899	—
Price ($ per Bbl)	$54.98	$55.31	$—

NGL:
C3 Propane Swap Contracts
Volume (Bblpd)	2,545	—	—
Price ($ per Gal)	$0.64	$—	$—

C5+ Swap Contracts
Volume (Bblpd)	250	—	—
Price ($ per Gal)	$1.17	—	—

Presentation

An updated presentation has been posted to the Company’s website. The presentation can be found at www.gulfportenergy.com under the “Company Information” section on the “Investor Relations” page. Information on the Company’s website does not constitute a portion of this press release.

Conference Call

Gulfport will hold a conference call on Tuesday, May 9, 2017 at 8:00 a.m. CDT to discuss its first quarter of 2017 financial and operational results and to provide an update on the Company’s recent activities.

Interested parties may listen to the call via Gulfport’s website at www.gulfportenergy.com or by calling toll-free at 866-373-3408 or 412-902-1039 for international callers. A replay of the call will be available for two weeks at 877-660-6853 or 201-612-7415 for international callers. The replay passcode is 13622396. The webcast will also be available for two weeks on the Company’s website and can be accessed on the Company’s “Investor Relations” page.

About Gulfport

Gulfport Energy is an independent natural gas and oil company focused on the exploration and development of natural gas and oil properties in North America and is one of the largest producers of natural gas in the contiguous United States. Headquartered in Oklahoma City, Gulfport holds significant acreage positions in the Utica Shale of Eastern Ohio and the SCOOP Woodford and SCOOP Springer plays in Oklahoma. In addition, Gulfport holds an acreage position along the Louisiana Gulf Coast, a position in the Alberta Oil Sands in Canada through its 25% interest in Grizzly Oil Sands ULC and has an approximately 24% equity interest in Mammoth Energy Services, Inc. (NASDAQ: TUSK). For more information, please visit www.gulfportenergy.com.

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Gulfport expects or anticipates will or may occur in the future, future capital expenditures (including the amount and nature thereof), business strategy and measures to implement strategy, competitive strength, goals, expansion and growth of Gulfport’s business and operations, plans, market conditions, references to future success, reference to intentions as to future matters and other such matters are forward-looking statements. These statements are based on certain assumptions and analyses made by Gulfport in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors it believes are appropriate in the circumstances. However, whether actual results and developments will conform with Gulfport’s expectations and predictions is subject to a number of risks and uncertainties, general economic, market, credit or business conditions; the opportunities (or lack thereof) that may be presented to and pursued by Gulfport; Gulfport’s ability to identify, complete and integrate acquisitions of properties (including the properties recently acquired from Vitruvian) and businesses; competitive actions by other oil and gas companies; changes in laws or regulations; and other factors, many of which are beyond the control of Gulfport. Information concerning these and other factors can be found in the Company’s filings with the

Securities and Exchange Commission, including its Forms 10-K, 10-Q and 8-K. Consequently, all of the forward-looking statements made in this news release are qualified by these cautionary statements and there can be no assurances that the actual results or developments anticipated by Gulfport will be realized, or even if realized, that they will have the expected consequences to or effects on Gulfport, its business or operations. Gulfport has no intention, and disclaims any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Non-GAAP Financial Measures

EBITDA is a non-GAAP financial measure equal to net income (loss), the most directly comparable GAAP financial measure, plus interest expense, income tax (benefit) expense, accretion expense, depreciation, depletion and amortization and impairment of oil and gas properties. Adjusted EBITDA is a non-GAAP financial measure equal to EBITDA less non-cash derivative (gain) loss, acquisition expense, impairment of Grizzly equity investment and (income) loss from equity method investments. Cash flow from operating activities before changes in operating assets and liabilities is a non-GAAP financial measure equal to cash provided by operating activity before changes in operating assets and liabilities. Adjusted net income is a non-GAAP financial measure equal to pre-tax net loss less non-cash derivative (gain) loss, impairment of oil and gas properties, acquisition expense, impairment of Grizzly equity investment and (income) loss from equity method investments plus tax benefit excluding adjustments. The Company has presented EBITDA and adjusted EBITDA because it uses these measures as an integral part of its internal reporting to evaluate its performance and the performance of its senior management. These measures are considered important indicators of the operational strength of the Company’s business and eliminate the uneven effect of considerable amounts of non-cash depletion, depreciation of tangible assets and amortization of certain intangible assets. A limitation of these measures, however, is that they do not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the Company’s business. Management evaluates the costs of such tangible and intangible assets and the impact of related impairments through other financial measures, such as capital expenditures, investment spending and return on capital. Therefore, the Company believes that these measures provide useful information to its investors regarding its performance and overall results of operations. EBITDA, adjusted EBITDA, adjusted net income and cash flow from operating activities before changes in operating assets and liabilities are not intended to be performance measures that should be regarded as an alternative to, or more meaningful than, either net income as an indicator of operating performance or to cash flows from operating activities as a measure of liquidity. In addition, EBITDA, adjusted EBITDA, adjusted net income and cash flow from operating activities before changes in operating assets and liabilities are not intended to represent funds available for dividends, reinvestment or other discretionary uses, and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. The EBITDA, adjusted EBITDA, adjusted net income and cash flow from operating activities before changes in operating assets and liabilities presented in this press release may not be comparable to similarly titled measures presented by other companies, and may not be identical to corresponding measures used in the Company’s various agreements.

Investor & Media Contact:

Jessica Wills – Manager, Investor Relations and Research

jwills@gulfportenergy.com

405-252-4550

GULFPORT ENERGY CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended March 31,
	2017	2016
	(In thousands, except share data)
Revenues:
Gas sales	$177,837	$74,094
Oil and condensate sales	24,411	15,839
Natural gas liquid sales	31,179	9,293
Net gain on gas, oil and NGL derivatives	99,577	57,735

	333,004	156,961

Costs and expenses:
Lease operating expenses	19,303	16,657
Production taxes	3,906	3,111
Midstream gathering and processing	47,941	37,652
Depreciation, depletion and amortization	65,991	65,477
Impairment of oil and gas properties	—	218,991
General and administrative	12,600	10,620
Accretion expense	282	247
Acquisition expense	1,298	—

	151,321	352,755

INCOME (LOSS) FROM OPERATIONS	181,683	(195,794)

OTHER (INCOME) EXPENSE:
Interest expense	23,479	16,023
Interest income	(842)	(94)
Loss from equity method investments, net	4,907	30,737
Other income	(316)	(2)

	27,228	46,664

INCOME (LOSS) BEFORE INCOME TAXES	154,455	(242,458)
INCOME TAX BENEFIT	—	(191)

NET INCOME (LOSS)	$154,455	$(242,267)

NET INCOME (LOSS) PER COMMON SHARE:
Basic	$0.91	$(2.17)

Diluted	$0.91	$(2.17)

Weighted average common shares outstanding—Basic	170,272,685	111,509,585
Weighted average common shares outstanding—Diluted	170,488,519	111,509,585

GULFPORT ENERGY CORPORATION

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	March 31, 2017	December 31, 2016
	(In thousands, except share data)
Assets
Current assets:
Cash and cash equivalents	$102,485	$1,275,875
Restricted cash	—	185,000
Accounts receivable—oil and gas	158,154	136,761
Accounts receivable—related parties	39	16
Prepaid expenses and other current assets	16,005	7,639
Short-term derivative instruments	18,925	3,488

Total current assets	295,608	1,608,779

Property and equipment:
Oil and natural gas properties, full-cost accounting, $3,073,448 and $1,580,305 excluded from amortization in 2017 and 2016, respectively	8,146,321	6,071,920
Other property and equipment	75,107	68,986
Accumulated depletion, depreciation, amortization and impairment	(3,855,629)	(3,789,780)

Property and equipment, net	4,365,799	2,351,126

Other assets:
Equity investments	251,370	243,920
Long-term derivative instruments	23,515	5,696
Deferred tax asset	4,692	4,692
Other assets	12,945	8,932

Total other assets	292,522	263,240

Total assets	$4,953,929	$4,223,145

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$406,139	$265,124
Asset retirement obligation—current	195	195
Short-term derivative instruments	67,179	119,219
Current maturities of long-term debt	452	276

Total current liabilities	473,965	384,814

Long-term derivative instrument	5,259	26,759
Asset retirement obligation—long-term	41,142	34,081
Long-term debt, net of current maturities	1,631,809	1,593,599

Total liabilities	2,152,175	2,039,253

Commitments and contingencies
Preferred stock, $.01 par value; 5,000,000 authorized, 30,000 authorized as redeemable 12% cumulative preferred stock, Series A; 0 issued and outstanding	—	—
Stockholders’ equity:

Common stock - $.01 par value, 200,000,000 authorized, 182,835,801 issued and outstanding at March 31, 2017 and 158,829,816 at December 31, 2016	1,828	1,588
Paid-in capital	4,408,236	3,946,442
Accumulated other comprehensive loss	(51,685)	(53,058)
Retained deficit	(1,556,625)	(1,711,080)

Total stockholders’ equity	2,801,754	2,183,892

Total liabilities and stockholders’ equity	$4,953,929	$4,223,145

GULFPORT ENERGY CORPORATION

RECONCILIATION OF EBITDA AND CASH FLOW

(Unaudited)

	Three months ended March 31,
	2017	2016
	(In thousands)
Net income (loss)	$154,455	$(242,267)
Interest expense	23,479	16,023
Income tax benefit	—	(191)
Accretion expense	282	247
Depreciation, depletion and amortization	65,991	65,477
Impairment of oil and gas properties	—	218,991

EBITDA	$244,207	$58,280

	Three months ended March 31,
	2017	2016
	(In thousands)
Cash provided by operating activity	$142,645	$83,774
Adjustments:
Changes in operating assets and liabilities	(20,943)	(548)

Operating Cash Flow	$121,702	$83,226

GULFPORT ENERGY CORPORATION

RECONCILIATION OF ADJUSTED EBITDA

(Unaudited)

	Three months ended March 31, 2017	Three Months Ended March 31, 2016
	(In thousands)
EBITDA	$244,207	$58,280

Adjustments:
Non-cash derivative (gain) loss	(106,796)	7,685
Acquisition expense	1,298	—
Impairment of Grizzly equity investment	—	23,069
Loss from equity method investments	4,907	7,668

Adjusted EBITDA	$143,616	$96,702

GULFPORT ENERGY CORPORATION

RECONCILIATION OF ADJUSTED NET INCOME

(Unaudited)

	Three months ended March 31, 2017	Three Months Ended March 31, 2016
	(In thousands, except share data)
Pre-tax net loss excluding adjustments	$154,455	$(242,458)
Adjustments:
Non-cash derivative (gain) loss	(106,796)	7,685
Impairment of oil and gas properties	—	218,991
Acquisition expense	1,298	—
Impairment of Grizzly equity investment	—	23,069
Loss from equity method investments	4,907	7,668

Pre-tax net income excluding adjustments	$53,864	$14,955

Tax benefit excluding adjustments	—	(191)

Adjusted net income	$53,864	$15,146

Adjusted net income per common share:

Basic	$0.32	$0.14

Diluted	$0.32	$0.14

Basic weighted average shares outstanding	170,272,685	111,509,585

Diluted weighted average shares outstanding	170,488,519	111,509,585